            Securities and Exchange Commission on February 2, 2000

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________
                           POST-EFFECTIVE AMENDMENT
                             NO. 1 TO FORM S-4 ON
                                   FORM S-8*

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________
                                  DYNEGY INC.
            (Exact name of Registrant as specified in its charter)

             Illinois                                    74-2928353
    (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                 Identification Number)
  1000 Louisiana Street, Suite 5800                        77002
           Houston, Texas                               (Zip Code)
(Address of Principal Executive Offices)

         Dynegy Inc. Amended and Restated Employee Equity Option Plan
            Dynegy Inc. Amended and Restated 1991 Stock Option Plan
        Illinova Corporation 1992 Long-Term Incentive Compensation Plan
                           (Full title of the plan)


                              Kenneth E. Randolph
                       1000 Louisiana Street, Suite 5800
                             Houston, Texas 77002
                                (713) 507-6400
                  (Name and address, including zip code, and
                    telephone number of agent for service)

                                With Copies to:

                               Julien R. Smythe
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                       1900 Pennzoil Place - South Tower
                                 711 Louisiana
                             Houston, Texas 77002
                                (713) 220-5800

                            ______________________
                        CALCULATION OF REGISTRATION FEE

                Title of Securities                    Amount to be   Proposed Maximum    Proposed Maximum      Amount of
                  to be Registered                    Registered (1)   Offering Price    Aggregate Offering   Registration
                                                                          Per Share             Price              Fee
--------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, no par value..................   10,500,000 (2)        (3)                  (3)              (3)
==========================================================================================================================

(1) The number of shares of Class A common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Consisting of 10,500,000 shares of Class A common stock of the registrant reserved for issuance under the Dynegy Inc. Amended Employee Equity Option Plan, the Dynegy Inc. Amended and Restated 1991 Stock Option Plan and the Illinova Corporation 1992 Long-Term Incentive Plan. At the effective time of the merger of Dynegy Inc., since renamed Dynegy Holdings Inc., a Delaware corporation ("Old Dynegy"), and Illinova corporation, an Illinois corporation ("Illinova"), the Old Dynegy plans and the Illinova plan were assumed by Dynegy and each share of common stock of Illinova issuable under the Illinova plan was converted into an equal number of shares of Class A common stock of Dynegy. Each share of common stock of Old Dynegy issuable under the Old Dynegy plans was converted into 0.69 shares of Class A common stock of Dynegy.
(3) Not applicable. All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of Dynegy's Registration Statement on Form S-4 (File Number 333-84965) filed September 7, 1999.

* Filed as a Post-effective Amendment to such Form S-4 registration statement pursuant to the procedure described herein in the section captioned "Introductory Statement."
                             ______________________

================================================================================

                             INTRODUCTORY STATEMENT

     On February 1, 2000, Illinova Corporation, an Illinois corporation ("Illinova"), and Dynegy Inc., a Delaware corporation (since renamed Dynegy Holdings Inc.) ("Old Dynegy"), each merged with subsidiaries of Energy Convergence Holding Company, an Illinois corporation (since renamed Dynegy Inc.) ("Dynegy") pursuant to the Agreement and Plan of Merger dated as of June 14, 1999, as amended, by and among Illinova, Old Dynegy, Energy Convergence Acquisition Corporation, Dynegy Acquisition Corporation and Dynegy. Pursuant to
Section 12 g-3 of the Securities Exchange Act of 1934, Dynegy is the successor to Old Dynegy. Old Dynegy common stock, par value $0.01 per share is no longer transferable, and certificates evidencing shares of Old Dynegy common stock represent only the right to receive, without interest, 0.69 shares of Dynegy Class A common stock, no par value in accordance with the provisions of the merger agreement. Illinova common stock, no par value, is no longer transferable, and certificates evidencing shares of Illinova common stock represent only the right to receive, without interest, one share of Dynegy Class A common stock in accordance with the provisions of the merger agreement. Pursuant to the merger agreement, Dynegy assumed the stock option plans of Old Dynegy and Illinova, and each unexpired and unexercised outstanding option to purchase Old Dynegy common stock was automatically converted into an option to purchase that number of shares of Dynegy Class A common stock obtained by multiplying the number of shares of Old Dynegy common stock issuable upon exercise of such option by 0.69 at an exercise price per share equal to the per share exercise price of such Old Dynegy stock option divided by 0.69. Each unexpired and unexercised outstanding option to purchase Illinova common stock was automatically converted into an option to purchase the equivalent number of shares of Dynegy Class A common stock at the same exercise price per share.

     Dynegy hereby amends its registration statement on Form S-4 (File Number 333-84965) by filing this Post-effective Amendment No. 1 to the Registration Statement on Form S-4 on this Form S-8 relating to up to 10,500,000 shares of Dynegy Class A common stock, issuable under the Dynegy Employee Equity Option Plan, the Dynegy Amended and Restated 1991 Stock Option Plan, and the Illinova 1992 Long-Term Incentive Compensation Plan. All such shares of Dynegy Class A common stock were previously registered on the Form S-4, and are being transferred to this Form S-8.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

      The following documents filed by Dynegy or its predecessor with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

      (a) Dynegy's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

      (b) Dynegy's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

      (c) Dynegy's Proxy Statement relating to the Annual Meeting of Shareholders of Dynegy held on May 21, 1999 (other than the compensation committee report and stock performance chart);

      (d) Dynegy's Current Report on Form 8-K filed with the Commission on June 14, 1999 relating to the execution of the merger agreement and related documents;

      (e) Dynegy's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999;

      (f) Dynegy's Current Report on Form 8-K filed with the Commission on July 27, 1999 announcing a senior note offering by Dynegy;

      (g) Dynegy's Current Report on Form 8-K filed with the Commission on July 30, 1999 announcing the filing of a T-1;

      (h) Dynegy's Current Report on Form 8-K filed with the Commission on August 4, 1999 relating to Dynegy's second quarter earnings;

      (i) Dynegy's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999;

      (j) Dynegy's Current Report on Form 8-K filed with the Commission on January 6, 2000 relating to an advertisement in the New York Times regarding the merger closing;

      (k) Dynegy's Registration Statement of Dynegy Class A common stock on Form 8-A filed with the Commission on February 1, 2000;

      (l) Dynegy's Current Report on Form 8-K filed with the Commission on February 2, 2000 regarding the closing of the merger; and

      (m) The description of the Class A common stock and the Dynegy Inc. 2000 Long-Term Incentive Plan contained in Dynegy's Registration Statement on Form S-4 (File Number 333-84965) declared effective by the Commission on September 8, 1999.

      In addition, all documents subsequently filed by Dynegy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement.

Item 4.  Description of Securities.
         -------------------------

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

      Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

      Illinois law permits corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care.

      Illinois corporations are not permitted to eliminate monetary liability where such liability is based on:

       (1) any breach of the director's duty of loyalty to the corporation or its shareholders;

       (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

       (3) liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

       (4) any transaction from which the director derived an improper personal benefit.

     The Dynegy articles of incorporation also provide for broad mandatory indemnification, generally extending to any person who is or was a director or officer who acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation. Such articles also eliminate the liability of directors to the fullest extent permissible under Illinois law, as such law exists currently or as it may be amended in the future. The Dynegy bylaws provide that Dynegy may indemnify an employee or agent of the corporation in a proceeding, including those by or in the right of the corporation, because he or she is or was acting in the scope of his or her duties, in good faith, and in a manner he or she reasonably believed to be in the best interests of the corporation.

     The merger agreement provides that Dynegy will indemnify the present and former directors and officers of Old Dynegy, Illinova and their respective subsidiaries and fiduciaries under their benefit plans against all losses, damages, costs or expenses (including attorneys' fees), liabilities or amounts paid in settlement arising out of actual or alleged actions or omissions existing at or before the effective date of the merger. The indemnification will be to the fullest extent permitted under Illinois law or Dynegy's articles of incorporation and bylaws in effect on the date of such indemnification and Old Dynegy's and Illinova's indemnification obligations in effect as of the date of the merger agreement. Dynegy will also be obligated to advance expenses as incurred to the fullest extent permitted by law. The determination of compliance with the indemnification requirements will be made by independent counsel mutually acceptable to Dynegy and the indemnified person.

     For six years after the effective date of the merger, Dynegy will maintain Illinova's and Old Dynegy's existing directors' and officers' liability insurance policies covering the existing directors and officers to the extent related to liabilities prior to the merger. The coverage will be at least as favorable as the existing coverage, but Dynegy will not be required to spend over 150% of the higher of the annual premium paid by Old Dynegy or Illinova for its existing coverage.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

      Not applicable.

Item 8.  Exhibits.
         --------

     3.1 - Articles of Incorporation of Dynegy (incorporated by reference from the exhibits to the Registration Statement of Dynegy on Form S-4, File Number 333-84965, filed with the Commission on September 7,
             1999).

     3.2 - Articles of Amendment to Dynegy's Articles of Incorporation dated August 27, 1999 (incorporated by reference from the exhibits to the Registration Statement of Dynegy on Form S-4, File Number 333-84965, filed with the Commission on September 7, 1999).

     3.3 - Articles of Amendment to Dynegy's Articles of Incorporation dated January 4, 2000 (incorporated by reference from the exhibits to Dynegy's Form 8-A, File Number 1-11156, filed with the Commission on February 1, 2000).

     3.4 - Statement of Resolution Establishing Series of Series A Convertible Preferred Stock of Dynegy Inc. filed with the Illinois Secretary of State on February 1, 2000 (incorporated by reference from the exhibits to Dynegy's Form 8-A, File Number 1-11156, filed with the Commission on February 1, 2000).

     3.5 - Bylaws of Dynegy (incorporated by reference from the exhibits to the Registration Statement of Dynegy on Form S-4, File Number 333-84965, filed with the Commission on September 7, 1999).

     4.1 - Dynegy Employee Equity Option Plan (incorporated by reference from the exhibits to the Registration Statement of Trident-NGL Holding, Inc. on Form S-4, File Number 33-88907).

     4.2 - Dynegy Amended and Restated 1991 Stock Option Plan (incorporated by reference from the exhibits to the Registration Statement of Midstream Combination Corp. on Form S-4, File Number 333-09419).

     4.3 - Illinova 1992 Long-Term Incentive Compensation Plan (incorporated by reference from the exhibits to the Registration Statement of Illinois Power Company on Form S-8, as amended, File Number 33-60124).

     5.1* - Opinion of Troutman Sanders LLP as to the legality of the shares being registered.

     23.1* -  Consent of Troutman Sanders LLP (included in the opinion filed as
              Exhibit 5.1 to this Registration Statement).

     23.2* -  Consent of Arthur Andersen LLP.

     24.1* - Powers of Attorney (included in the signature page of this Post-effective Amendment No. 1).
     ___________________________
     *filed herewith

Item 9.  Undertakings.
         ------------

      (a)    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 2, 2000.

                          DYNEGY INC.



                          By: /s/ C. L. Watson
                              ----------------
                              C. L. Watson
                              Chairman of the Board and Chief Executive Officer

      The undersigned directors and officers of Dynegy hereby constitute and appoint C. L. Watson and Kenneth E. Randolph with full power to act without the other and with full power of substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on February 2, 2000.

Signature                                   Title
---------                                   -----

/s/ C. L. Watson                            Chairman of the Board, Director
-------------------------                   and Chief Executive Officer
C. L. Watson                                (Principal Executive Officer)

/s/ John U. Clarke                          Executive Vice President and
-------------------------                   Chief Financial Officer
John U. Clarke                              (Principal Financial Officer)

/s/ Bradley P. Farnsworth                   Senior Vice President and Controller
-------------------------                   (Principal Accounting Officer)
Bradley P. Farnsworth

/s/ Charles E. Bayless                      Director
-------------------------
Charles E. Bayless

/s/ Stephen W. Bergstrom                    Director
-------------------------
Stephen W. Bergstrom

  Signature                             Title
  ---------                             -----

/s/ J. Otis Winters                     Director
------------------------
J. Otis Winters

/s/ Daniel L. Dienstbier                Director
------------------------
Daniel L. Dienstbier

/s/ Patricia A. Woertz                  Director
------------------------
Patricia A. Woertz

/s/ Darald W. Callahan                  Director
------------------------
Darald W. Callahan

/s/ Richard H. Matzke                   Director
------------------------
Richard H. Matzke

/s/ J. Joe Adorjan                      Director
------------------------
J. Joe Adorjan

/s/ C. Steven McMillan                  Director
------------------------
C. Steven McMillan

/s/ Robert M. Powers                    Director
------------------------
Robert M. Powers

/s/ Sheli Z. Rosenberg                  Director
------------------------
Sheli Z. Rosenberg

/s/ Joe J. Stewart                      Director
------------------------
Joe J. Stewart

/s/ John D. Zeglis                      Director
------------------------
John D. Zeglis

                               INDEX TO EXHIBITS


Exhibit
Number   Description of Exhibits
------   -----------------------

 3.1 Articles of Incorporation of Dynegy (incorporated by reference from the exhibits to the Registration Statement of Dynegy on Form S-4, File Number 333-84965, filed with the Commission on September 7, 1999).

 3.2 Articles of Amendment to Dynegy's Articles of Incorporation dated August 27, 1999 (incorporated by reference from the exhibits to the Registration Statement of Dynegy on Form S-4, File Number 333-84965, filed with the Commission on September 7, 1999).

 3.3 Articles of Amendment to Dynegy's Articles of Incorporation dated January 4, 2000 (incorporated by reference from the exhibits to Dynegy's Form 8-A, File Number 1-11156, filed with the Commission on February 1, 2000).

3.4 Statement of Resolution Establishing Series of Series A Convertible Preferred Stock of Dynegy Inc. filed with the Illinois Secretary of State on February 1, 2000 (incorporated by reference from the exhibits to Dynegy's Form 8-A, File Number 1-11156, filed with the Commission on February 1, 2000).

3.5 Bylaws of Dynegy (incorporated by reference from the exhibits to the Registration Statement of Dynegy on Form S-4, File Number 333-84965, filed with the Commission on September 7, 1999).

4.1 Dynegy Employee Equity Option Plan (incorporated by reference from the exhibits to the Registration Statement of Trident-NGL Holding, Inc. on Form S-4, File Number 33-88907).

4.2 Dynegy Amended and Restated 1991 Stock Option Plan (incorporated by reference from the exhibits to the Registration Statement of Midstream Combination Corp. on Form S-4, File Number 333-09419).

4.3 Illinova 1992 Long-Term Incentive Compensation Plan (incorporated by reference from the exhibits to the Registration Statement of Illinois Power Company on Form S-8, as amended, File Number 33-60124).

5.1* Opinion of Troutman Sanders LLP as to the legality of the shares being registered.

23.1* Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*    Consent of Arthur Andersen LLP.

24.1* Powers of Attorney (included in the signature page of this Post-effective Amendment No. 1).

--------------------

*filed herewith